REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL



Board of Directors and Shareholders
Texas Capital Value Funds, Inc.
Austin, Texas  78730


In planning and performing our audit of the financial statements of Texas Capital Value and Growth Portfolio, a series of Texas Capital Value Funds, Inc., for the year ended September 30, 2003, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and
maintaining internal control.   In fulfilling this responsibility,
estimates and judgments by management are required to assess the
expected benefits and related costs of controls.   Generally,
controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles
generally accepted in the United States of America.   Those
controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute
of Certified Public Accountants.   A material weakness is a
condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing
their assigned functions.   However, we noted no matters involving
internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of September 30, 2003.

This report is intended solely for the information and use of management and the Board of Directors of Texas Capital Value and Growth Portfolio and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

                                             TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
October 27, 2003